                                                           Exhibit No. EX-99.a.2

                       AGREEMENT AND DECLARATION OF TRUST

                                       of

                DELAWARE ENHANCED GLOBAL DIVIDEND AND INCOME FUND
                           a Delaware Statutory Trust

                              (Adopted April 12, 2007.)

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I.

ARTICLE II.

    PURPOSE OF TRUST...........................................................4

ARTICLE III.

ARTICLE IV.

ARTICLE V.

ARTICLE VI.

    NET ASSET VALUE; DISTRIBUTIONS; REPURCHASES; TRANSFERS....................22

    Section 1.  Determination of Net Asset Value, Net Income and

ARTICLE VII.

ARTICLE VIII.

ARTICLE IX.

ARTICLE X.

    Section 5.  Use of the Names "Delaware Group" and "Delaware Investments"..34

                       AGREEMENT AND DECLARATION OF TRUST

                                       OF

                DELAWARE ENHANCED GLOBAL DIVIDEND AND INCOME FUND

     THIS  AGREEMENT  AND  DECLARATION  OF TRUST is made as of this  12th day of
April, 2007, by the Trustees  hereunder,  and by the holders of Shares issued or to be issued by Delaware  Enhanced Global Dividend and Income Fund (the "Trust")
hereunder.

                                   WITNESSETH:

     WHEREAS  the  Trust  was  formed  on  April  12,  2007 by the  filing  of a
Certificate  of Trust with the office of the  Secretary of State of the State of
Delaware pursuant to this Agreement and Declaration of Trust;

     WHEREAS  the Trust  was  formed to carry on the  business  of a  closed-end management investment company as defined in the 1940 Act;

     WHEREAS  the Trust is  authorized  to divide  its  Shares  into two or more
Classes,  to issue its Shares in separate Series, to divide Shares of any Series into two or more  Classes and to issue  Classes of the Trust or the  Series,  if any, all in accordance with the provisions hereinafter set forth;

     WHEREAS the Trustees  have agreed to manage all property  coming into their hands  as  trustees  of a  Delaware  statutory  trust  in  accordance  with  the provisions  of the Delaware  Statutory  Trust Act, as amended from time to time, and the provisions hereinafter set forth;

     NOW, THEREFORE, the Trustees hereby declare that:

     (i) the Trustees will hold all cash,  securities and other assets that they may from time to time  acquire in any manner as Trustees  hereunder IN TRUST and will manage and dispose of the same upon the following  terms and conditions for the  benefit of the holders  from time to time of Shares  created  hereunder  as hereinafter set forth; and

     (ii)  this  Declaration  of  Trust  and the  By-Laws  shall be  binding  in accordance  with  their  terms on every  Trustee,  by virtue of having  become a
Trustee of the Trust,  and on every  Shareholder,  by virtue of having  become a
Shareholder of the Trust, pursuant to the terms of this Declaration of Trust and the By-Laws.

            ARTICLE I. NAME; OFFICES; REGISTERED AGENT; DEFINITIONS

     Section 1. Name.  This Trust shall be known as  "Delaware  Enhanced  Global
Dividend and Income Fund" and the Board of Trustees  shall  conduct the business of the Trust  under  that  name,  or any other  name as it may from time to time designate.

     Section  2.  Offices  of the  Trust.  The Board  may at any time  establish offices  of the  Trust at any place or places  where  the  Trust  intends  to do business.

     Section  3.  Registered  Agent  and  Registered  Office.  The  name  of the registered  agent of the Trust and the address of the  registered  office of the
Trust are as set forth in the Trust's Certificate of Trust.

     Section 4. Definitions.  Whenever used herein, unless otherwise required by the context or specifically provided:

     (a) "1940 Act" shall mean the Investment  Company Act of 1940 and the rules and regulations thereunder, all as adopted or amended from time to time;

     (b) "Affiliate" shall have the same meaning as "affiliated  person" as such term is defined in the 1940 Act when used with reference to a specified  Person, as defined below.

     (c) "Board of Trustees"  or "Board"  shall mean the  governing  body of the
Trust,  that is comprised of the number of Trustees of the Trust fixed from time to time  pursuant  to Article IV hereof,  having the powers and duties set forth herein;

     (d) "By-Laws"  shall mean By-Laws of the Trust, as amended or restated from time to time in accordance  with Article VIII therein.  Such By-Laws may contain any provision not inconsistent with applicable law or this Declaration of Trust, relating to the governance of the Trust;

     (e) "Certificate of Trust" shall mean the certificate of trust of the Trust filed on April 12, 2007 with the office of the  Secretary  of State of the State of  Delaware  as  required  under the  Delaware  Statutory  Trust  Act,  as such certificate may be amended or restated from time to time;

     (f) "Class"  shall mean each class of Shares of the Trust or of a Series of the Trust established and designated under and in accordance with the provisions of Article III hereof;

     (g) "Code" shall mean the  Internal  Revenue Code of 1986 and the rules and regulations thereunder, all as adopted or amended from time to time;

     (h) "Commission" shall have the meaning given that term in the 1940 Act;

     (i) "DSTA" shall mean the Delaware Statutory Trust Act (12 Del.  C.ss.3801, et seq.), as amended from time to time;

     (j)  "Declaration  of Trust" shall mean this  Agreement and  Declaration of
Trust,  including  resolutions of the Board of Trustees of the Trust that may be adopted hereafter,  regarding the establishment and designation of Series and/or
Classes of Shares of the Trust,  and any  amendments  or  modifications  to such resolutions, as of the date of the adoption of each such resolution or amendment or modification thereto;

     (k) "General  Liabilities"  shall have the meaning given it in Article III,
Section 6(b) of this Declaration of Trust;

     (l) "Interested  Person" shall have the meaning given that term in the 1940
Act;

     (m)  "Investment  Adviser"  or  "Adviser"  shall mean a Person,  as defined below,  furnishing  services to the Trust pursuant to any investment advisory or investment management contract described in Article IV, Section 7(a) hereof;

     (n) "National Financial  Emergency" shall mean the whole or any part of any period during (i) which an emergency exists as a result of which disposal by the
Trust  of  securities  or other  assets  owned  by the  Trust is not  reasonably practicable; (ii) which it is not reasonably practicable for the Trust fairly to determine  the net asset value of its assets;  or (iii) such other period as the
Commission may by order permit for the protection of investors;

     (o) "Person" shall mean a natural person, partnership, limited partnership,
limited   liability   company,   trust,   estate,   association,    corporation,
organization, custodian, nominee or any other individual or entity in its own or any representative  capacity,  in each case, whether domestic or foreign,  and a statutory trust or a foreign statutory or business trust;

     (p) "Principal  Underwriter"  shall have the meaning given that term in the
1940 Act;

     (q) "Series"  shall mean each Series of Shares  established  and designated under and in accordance with the provisions of Article III hereof;

     (r) "Shares" shall mean the transferable shares of beneficial interest into which the  beneficial  interest in the Trust shall be divided from time to time, and shall include  fractional and whole Shares,  as well as any preferred shares or preferred units of beneficial interest which may be issued from time to time, as described herein;

     (s)  "Shareholder"  shall  mean a record  owner of Shares  pursuant  to the
By-Laws;

     (t) "Trust" shall mean Delaware  Enhanced  Global Dividend and Income Fund, the  Delaware  statutory  trust formed  under this  Declaration  of Trust and by filing of the  Certificate of Trust with the office of the Secretary of State of the State of Delaware;

     (u) "Trust  Property"  shall mean any and all  property,  real or personal, tangible  or  intangible,  which is owned or held by or for the  account  of the
Trust, or one or more of any Series thereof, including,  without limitation, the rights referenced in Article X, Section 5 hereof;

     (v)  "Trustee"  or  "Trustees"  shall  mean  each  Person  who  signs  this
Declaration  of Trust as a trustee and all other  Persons who may,  from time to time,  be duly  elected  or  appointed,  qualified  and  serving on the Board of
Trustees in accordance  with the provisions  hereof and the By-Laws,  so long as such signatory or other Person  continues in office in accordance with the terms hereof and the  By-Laws.  Reference  herein to a Trustee or the  Trustees  shall refer to such  Person or Persons in such  Person's  or  Persons'  capacity  as a trustee or trustees hereunder and under the By-Laws; and

     (w) "vote of a majority of the outstanding  voting  securities"  shall have the meaning provided under Subsection  2(a)(42) of the 1940 Act or any successor provision thereof,  which Subsection,  as of the date hereof, is as follows: the vote, at a meeting of the Shareholders, (i) of sixty-seven percent (67%) or more of the  voting  securities  present  in person or  represented  by proxy at such meeting,  if the  holders of more than fifty  percent  (50%) of the  outstanding voting  securities of the Trust are present or represented by proxy;  or (ii) of more than fifty percent (50%) of the outstanding voting securities of the Trust, whichever is the less.

                          ARTICLE II. PURPOSE OF TRUST

     The purpose of the Trust is to conduct,  operate and carry on the  business of a management  investment company registered under the 1940 Act, directly,  or if one or more Series is  established  hereunder,  through  one or more  Series, investing primarily in securities, and to exercise all of the powers, rights and privileges  granted to, or conferred  upon,  a statutory  trust formed under the
DSTA, including, without limitation, the following powers:

     (a) To hold, invest and reinvest its funds, and in connection therewith, to make any changes in the  investment of the assets of the Trust,  to hold part or all of its funds in cash, to hold cash uninvested,  to subscribe for, invest in, reinvest in, purchase or otherwise  acquire,  own, hold,  pledge,  sell, assign, mortgage,  transfer,  exchange,  distribute, write options on, lend or otherwise deal in or dispose of contracts for the future  acquisition or delivery of fixed income or other securities, and securities or property of every nature and kind, including,  without limitation, all types of bonds, debentures,  stocks, shares, units of beneficial  interest,  preferred  stocks,  negotiable or non-negotiable instruments,  obligations,  evidences of indebtedness, money market instruments, certificates of deposit or indebtedness,  bills,  notes,  mortgages,  commercial paper,  repurchase  or  reverse  repurchase  agreements,  bankers'  acceptances, finance  paper,  and any  options,  certificates,  receipts,  warrants,  futures contracts  or other  instruments  representing  rights to  receive,  purchase or subscribe  for the same,  or  evidencing  or  representing  any other  rights or interests  therein or in any  property or assets,  and other  securities  of any kind, as the foregoing are issued, created,  guaranteed, or sponsored by any and all Persons, including, without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency,  or  instrumentality  thereof,  any foreign  government or any political
subdivision  of  the  U.S.  Government  or  any  foreign   government,   or  any
international instrumentality,  or by any bank or savings institution, or by any corporation or organization  organized under the laws of the United States or of
any  state,   territory,  or  possession  thereof,  or  by  any  corporation  or organization  organized under any foreign law, or in "when issued" contracts for any such securities;

     (b) To exercise any and all rights, powers and privileges with reference to or  incident  to  ownership  or  interest,  use  and  enjoyment  of any of  such securities  and other  instruments  or property  of every kind and  description, including, but without limitation,  the right, power and privilege to own, vote, hold, purchase, sell, negotiate,  assign,  exchange,  lend, transfer,  mortgage, hypothecate,  lease,  pledge or write options with respect to or otherwise  deal with, dispose of, use, exercise or enjoy any rights, title, interest,  powers or privileges  under  or  with  reference  to  any of  such  securities  and  other instruments  or property,  the right to consent and  otherwise  act with respect thereto,  with power to designate one or more  Persons,  to exercise any of said rights, powers, and privileges in respect of any of said instruments,  and to do any and all acts and things for the  preservation,  protection,  improvement and enhancement  in  value  of any of  such  securities  and  other  instruments  or property;

     (c) To sell, exchange, lend, pledge, mortgage,  hypothecate, lease or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust or any Series,  subject to any requirements of the 1940 Act;

     (d) To vote or give  assent,  or  exercise  any rights of  ownership,  with respect to stock or other  securities  or  property;  and to execute and deliver proxies or powers of attorney to such  Person or Persons as the  Trustees  shall deem proper,  granting to such Person or Persons such power and discretion  with relation to securities or property as the Trustees shall deem proper;

     (e) To exercise  powers and right of subscription or otherwise which in any manner arise out of ownership of securities and/or other property;

     (f) To hold any  security or property in a form not  indicating  that it is trust property, whether in bearer,  unregistered or other negotiable form, or in its own name or in the name of a  custodian  or  subcustodian  or a  nominee  or nominees or otherwise  or to authorize  the  custodian  or a  subcustodian  or a nominee or nominees to deposit the same in a securities  depository,  subject in each case to proper  safeguards  according to the usual  practice of  investment companies or any rules or regulations applicable thereto;

     (g) To consent  to, or  participate  in,  any plan for the  reorganization, consolidation  or merger of any  corporation  or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such  corporation  or issuer;  and to pay calls or  subscriptions with respect to any security held in the Trust;

     (h) To join with  other  security  holders in acting  through a  committee, depositary,  voting trustee or otherwise,  and in that connection to deposit any security  with, or transfer any security to, any such  committee,  depositary or trustee,  and to delegate to them such power and authority  with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper,  and to agree to pay,  and to pay,  such  portion  of the  expenses  and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

     (i) To  compromise,  arbitrate  or otherwise  adjust  claims in favor of or against  the Trust or any matter in  controversy,  including  but not limited to claims for taxes;

     (j) To enter into joint ventures,  general or limited  partnerships and any other combinations or associations;

     (k) To endorse or guarantee  the payment of any notes or other  obligations of any Person; to make contracts of guaranty or suretyship,  or otherwise assume liability for payment thereof;

     (l) To purchase and pay for entirely out of Trust  Property such  insurance as the Board of Trustees may deem  necessary or  appropriate  for the conduct of the business,  including,  without  limitation,  insurance policies insuring the assets of the Trust or payment of  distributions  and principal on its portfolio
investments,  and  insurance  policies  insuring  the  Shareholders,   Trustees,
officers,  employees,  agents, Investment Advisers,  Principal Underwriters,  or independent  contractors  of the  Trust,  individually  against  all  claims and liabilities of every nature arising by reason of holding Shares,  holding, being or having held any such office or position,  or by reason of any action  alleged to have been taken or omitted by any such Person as Trustee, officer,  employee, agent, Investment Adviser, Principal Underwriter,  or independent contractor, to the fullest extent  permitted by this  Declaration of Trust,  the By-Laws and by applicable law;

     (m) To adopt, establish and carry out pension, profit-sharing, share bonus, share  purchase,  savings,  thrift and other  retirement,  incentive and benefit plans,  trusts and  provisions,  including the  purchasing of life insurance and annuity  contracts as a means of providing such  retirement and other  benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

     (n) To purchase or otherwise acquire, own, hold, sell, negotiate, exchange, assign,  transfer,  mortgage,  pledge or otherwise  deal with,  dispose of, use, exercise or enjoy, property of all kinds;

     (o) To  buy,  sell,  mortgage,  encumber,  hold,  own,  exchange,  rent  or otherwise acquire and dispose of, and to develop,  improve,  manage,  subdivide, and generally to deal and trade in real property,  improved and unimproved,  and wheresoever  situated;  and to  build,  erect,  construct,  alter  and  maintain buildings, structures, and other improvements on real property;

     (p) To borrow or raise moneys for any of the purposes of the Trust,  and to mortgage or pledge the whole or any part of the property and  franchises  of the
Trust,  real,  personal,  and mixed,  tangible or  intangible,  and  wheresoever situated;

     (q) To enter into,  make and perform  contracts and  undertakings  of every kind for any lawful purpose, without limit as to amount;

     (r) To issue, purchase, sell and transfer, re-acquire, hold, trade and deal in stocks, Shares, bonds, debentures and other securities,  instruments or other property  of the  Trust,  from  time to time,  to such  extent  as the  Board of
Trustees  shall,  consistent  with the provisions of this  Declaration of Trust, determine;  and to re-acquire and repurchase,  from time to time, its Shares or, if any, its bonds, debentures and other securities;

     (s) To engage in and to prosecute, defend, compromise,  abandon, or adjust, by arbitration, or otherwise, any actions, suits, proceedings, disputes, claims, and demands  relating to the Trust, and out of the assets of the Trust to pay or to satisfy any debts,  claims or  expenses  incurred  in  connection  therewith, including those of litigation,  and such power shall include without  limitation the power of the Trustees or any appropriate  committee thereof, in the exercise of their or its good faith  business  judgment,  to dismiss  any  action,  suit, proceeding,  dispute, claim, or demand, derivative or otherwise,  brought by any
Person, including a Shareholder in the Shareholder's own name or the name of the
Trust, whether or not the Trust or any of the Trustees may be named individually therein or the subject  matter  arises by reason of business for or on behalf of the Trust;

     (t)  To  exercise  and  enjoy,   in  Delaware  and  in  any  other  states,
territories,  districts and United States dependencies and in foreign countries, all of the foregoing powers,  rights and privileges,  and the enumeration of the foregoing powers shall not be deemed to exclude any powers, rights or privileges so granted or conferred; and

     (u) In  general,  to carry on any  other  business  in  connection  with or incidental to its trust purposes, to do everything necessary, suitable or proper for the  accomplishment  of such purposes or for the attainment of any object or the  furtherance  of any  power  hereinbefore  set  forth,  either  alone  or in association  with  others,  and to do every  other  act or thing  incidental  or appurtenant  to, or growing out of, or connected with, its business or purposes, objects or powers.

     The Trust shall not be limited to investing in obligations  maturing before the possible dissolution of the Trust or one or more of its Series.  Neither the
Trust nor the Board of  Trustees  shall be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

     The  foregoing  clauses  shall each be construed  as purposes,  objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific purposes,  objects and powers shall not be held to limit or restrict in any manner the powers of the Trust,  and that they are in furtherance of, and in addition to, and not in limitation  of, the general  powers  conferred  upon the
Trust by the DSTA and the other laws of the State of Delaware or otherwise;  nor shall the enumeration of one thing be deemed to exclude another,  although it be of like nature, not expressed.

                              ARTICLE III. SHARES

     Section 1. Division of Beneficial Interest.

     (a) The beneficial interest in the Trust shall be divided into Shares, each
Share  without a par  value.  The  number  of  Shares  in the  Trust  authorized hereunder, and of each Series and Class as may be established from time to time, is  unlimited.  The Board of Trustees may  authorize the division of Shares into separate  Classes of Shares and into separate and distinct  Series of Shares and the division of any Series into separate  Classes of Shares in  accordance  with the 1940 Act. As of the effective  date of this  Declaration  of Trust,  any new
Series and Classes shall be established and designated  pursuant to Article III,
Section 6 hereof.  The Trustees may authorize and issue such other securities of the Trust as they determine to be necessary,  desirable or  appropriate,  having such terms, rights, preferences, privileges, limitations and restrictions as the
Trustees see fit,  including  preferred  interests,  debt  securities  and other senior securities. To the extent that the Trustees authorize and issue preferred shares of any Class or Series, they are hereby authorized and empowered to amend or supplement  this  Declaration of Trust as they deem necessary or appropriate, including  to  comply  with the  requirements  of the  1940 Act or  requirements imposed by the rating  agencies or other  Persons,  all without the  approval of
Shareholders.  Any such supplement or amendment shall be filed as necessary. The
Trustees  are also  authorized  to take such  actions and retain such persons as they see fit to offer and sell such securities. If no separate Series or Classes of Series shall be  established,  the Shares  shall have the rights,  powers and duties provided for herein to the extent relevant and not otherwise provided for herein,  and all  references  to Series and Classes  shall be construed  (as the context may require) to refer to the Trust.

          (i)  The fact that the Trust  shall have one or more  established  and designated Classes of the Trust, shall not limit the authority of the Board of  Trustees  to  establish  and  designate  additional
               Classes  of the Trust.  The fact that one or more  Classes of the
               Trust  shall  have  initially  been  established  and  designated without any specific  establishment  or  designation  of a Series
               (i.e.,  that all Shares of the Trust are initially  Shares of one or more  Classes)  shall not limit the  authority of the Board of
               Trustees to later  establish and designate a Series and establish and  designate  the  Class or  Classes  of the  Trust as Class or
               Classes, respectively, of such Series.

          (ii) The fact that a Series shall have initially been  established and designated  without any specific  establishment or designation of
               Classes (i.e.,  that all Shares of such Series are initially of a single  Class)  shall  not limit  the  authority  of the Board of
               Trustees to  establish  and  designate  separate  Classes of said
               Series.  The  fact  that  a  Series  shall  have  more  than  one established and designated  Class,  shall not limit the authority of the Board of Trustees to establish  and  designate  additional
               Classes of said Series.

     (b) The Board of  Trustees  shall have the power to issue  authorized,  but unissued  Shares of  beneficial  interest of the Trust,  or any Series and Class thereof, from time to time for such consideration paid wholly or partly in cash, securities  or other  property,  as may be  determined  from time to time by the
Board of Trustees,  subject to any  requirements or limitations of the 1940 Act.
The Board of Trustees,  on behalf of the Trust, may acquire and hold as treasury shares, reissue for such consideration and on such terms as it may determine, or cancel, at its discretion from time to time, any Shares reacquired by the Trust.
The  Board of  Trustees  may  classify  or  reclassify  any  unissued  Shares of beneficial  interest  or any Shares of  beneficial  interest of the Trust or any
Series or Class thereof,  that were previously  issued and are reacquired,  into one or more Series or Classes that may be established  and designated  from time to time.  Notwithstanding  the  foregoing,  the Trust and any Series thereof may acquire,  hold,  sell and  otherwise  deal in, for  purposes  of  investment  or otherwise,  the Shares of any other  Series of the Trust or Shares of the Trust, and such Shares shall not be deemed treasury shares or cancelled.

     (c) Subject to the  provisions of Section 6 of this Article III, each Share shall  entitle  the  holder to voting  rights as  provided  in Article V hereof.
Shareholders  shall have no  preemptive  or other right to subscribe  for new or additional  authorized,  but unissued Shares or other  securities  issued by the
Trust or any Series thereof.  The Board of Trustees may from time to time divide or  combine  the Shares of the Trust or any  particular  Series  thereof  into a greater or lesser  number of Shares of the Trust or that  Series,  respectively.
Such  division or  combination  shall not  materially  change the  proportionate beneficial  interests of the holders of Shares of the Trust or that  Series,  as the  case  may be,  in the  Trust  Property  at the  time of  such  division  or combination  that is held with respect to the Trust or that Series,  as the case may be.

     (d) Any Trustee,  officer or other agent of the Trust, and any organization in which any such Person has an economic or other  interest,  may acquire,  own, hold and dispose of Shares of beneficial interest in the Trust or any Series and
Class  thereof,  whether such Shares are  authorized  but  unissued,  or already outstanding, to the same extent as if such Person were not a Trustee, officer or other agent of the Trust; and the Trust or any Series may issue and sell and may purchase such Shares from any such Person or any such  organization,  subject to the  limitations,  restrictions  or other  provisions  applicable to the sale or purchase of such Shares herein and the 1940 Act.

     Section 2.  Ownership of Shares.  The ownership of Shares shall be recorded on the books of the Trust  kept by the Trust or by a transfer  or similar  agent for the Trust, which books shall be maintained  separately for the Shares of the
Trust and each  Series  and each Class  thereof  that has been  established  and designated.  No certificates  certifying the ownership of Shares shall be issued except as the Board of Trustees may otherwise  determine  from time to time. The
Board of Trustees may make such rules not  inconsistent  with the  provisions of the 1940 Act as it considers appropriate for the issuance of Share certificates, the transfer of Shares of the Trust and each Series and Class  thereof,  if any, and similar  matters.  The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the  Shareholders  of the Trust and each Series and Class  thereof and as to the number of Shares of the Trust and each Series and Class  thereof  held from time to time by each such Shareholder.

     Section 3. Sale of Shares.  Subject to the 1940 Act and applicable law, the
Trust may sell its authorized but unissued Shares of beneficial interest to such
Persons,  at such times, on such terms, and for such  consideration as the Board of Trustees may from time to time authorize.  Each sale shall be credited to the individual  purchaser's  account in the form of full or fractional Shares of the
Trust or such Series thereof (and Class  thereof,  if any), as the purchaser may select, at the net asset value per Share, subject to Section 22 of the 1940 Act, and the rules and regulations adopted thereunder;  provided,  however,  that the
Board of Trustees may, in its sole discretion,  permit the Principal Underwriter to impose a sales  charge  upon any such sale.  Every  Shareholder  by virtue of having  become a  Shareholder  shall be deemed to have  expressly  assented  and agreed to the terms of this  Declaration  of Trust and to have become bound as a party hereto.

     Section 4. Status of Shares and  Limitation of Personal  Liability.  Shares
shall be deemed to be personal  property giving to Shareholders  only the rights provided in this  Declaration of Trust,  the By-Laws,  and under applicable law.
Ownership of Shares shall not entitle the  Shareholder to any title in or to the whole or any part of the  Trust  Property  or right to call for a  partition  or division of the same or for an  accounting,  nor shall the  ownership  of Shares constitute  the  Shareholders  as partners.  Subject to Article VIII,  Section 2 hereof,  the death,  incapacity,  dissolution,  termination,  or bankruptcy of a
Shareholder  during the existence of the Trust and any Series  thereof shall not operate to dissolve the Trust or any such Series, nor entitle the representative of any deceased, incapacitated, dissolved, terminated or bankrupt Shareholder to an accounting or to take any action in court or elsewhere against the Trust, the
Trustees or any such Series, but entitles such representative only to the rights of said deceased,  incapacitated,  dissolved, terminated or bankrupt Shareholder under this  Declaration  of Trust.  Neither the Trust nor the Trustees,  nor any
officer, employee or agent of the Trust, shall have any power to bind personally any Shareholder,  nor, except as specifically  provided herein, to call upon any
Shareholder  for  the  payment  of any  sum of  money  other  than  such  as the
Shareholder may at any time personally agree to pay. Each Share,  when issued on the  terms  determined  by the  Board  of  Trustees,  shall  be  fully  paid and nonassessable.  As provided in the DSTA,  Shareholders  shall be entitled to the same  limitation  of personal  liability as that extended to  stockholders  of a private  corporation  organized for profit under the General  Corporation Law of the State of Delaware.

     Section 5. Power of Board of  Trustees  to Make Tax  Status  Election.  The
Board of  Trustees  shall  have  the  power,  in its  discretion,  to make  such elections  as to the tax status of the Trust and any Series as may be  permitted or required under the Code, without the vote of any Shareholder.

     Section  6.  Establishment  and  Designation  of Series  and  Classes.  The
establishment and designation of any Series or Class shall be effective, without the  requirement of Shareholder  approval,  upon the adoption of a resolution by not less than a majority of the then Board of Trustees,  which  resolution shall set forth such  establishment  and  designation  and may provide,  to the extent permitted  by the DSTA,  for  rights,  powers and duties of such Series or Class
(including  variations  in the relative  rights and  preferences  as between the different  Series and  Classes)  otherwise  than as provided  herein.  Each such resolution shall be incorporated  herein upon adoption,  as of the date of their adoption.  Any such  resolution  may be  amended  by a further  resolution  of a majority of the Board of Trustees, and if Shareholder approval would be required to make such an  amendment  to the  language  set forth in this  Declaration  of
Trust, such further resolution shall require the same Shareholder  approval that would be  necessary  to make such  amendment  to the  language set forth in this
Declaration of Trust. Each such further resolution shall be incorporated  herein by reference upon adoption.

     Each Series shall be separate and distinct from any other Series,  separate and  distinct  records on the books of the Trust  shall be  maintained  for each
Series,  and the assets and  liabilities  belonging  to any such Series shall be held and accounted for separately  from the assets and  liabilities of the Trust or any other Series. Each Class of the Trust shall be separate and distinct from any other  Class of the Trust.  Each  Class of a Series  shall be  separate  and distinct  from  any  other  Class of the  Series.  As  appropriate,  in a manner determined by the Board of Trustees, the liabilities belonging to any such Class shall be held and accounted for  separately  from the  liabilities of the Trust, the Series or any other Class and separate and distinct  records on the books of the Trust for the Class shall be maintained for this purpose. Subject to Article
II hereof,  each such Series shall operate as a separate and distinct investment medium, with separately defined investment objectives and policies.

     Shares  of  each  Series  (and  Class  where  applicable)  established  and designated  pursuant to this Section 6, shall have the following rights,  powers and duties,  unless  otherwise  provided to the extent permitted by the DSTA, in the resolution establishing and designating such Series or Class:

     (a) Assets Held with  Respect to a  Particular  Series.  All  consideration received  by the Trust for the issue or sale of Shares of a  particular  Series, together with all assets in which such  consideration is invested or reinvested, all income,  earnings,  profits,  and  proceeds  thereof  from  whatever  source derived,  including,  without  limitation,  any proceeds  derived from the sale, exchange or liquidation of such assets,  and any funds or payments  derived from any  reinvestment  of such  proceeds  in  whatever  form the same may be,  shall irrevocably  be held with respect to that Series for all purposes,  subject only to the rights of creditors with respect to that Series, and shall be so recorded upon the books of account  of the Trust.  Such  consideration,  assets,  income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation,  any proceeds derived from the sale, exchange or liquidation of such assets,  and any funds or payments derived from any reinvestment of such proceeds,  in whatever  form the same may be, are herein  referred to as "assets held with  respect  to" that  Series.  In the event that  there are any  assets, income, earnings,  profits and proceeds thereof, funds or payments which are not readily  identifiable  as assets  held with  respect  to any  particular  Series
(collectively  "General  Assets"),  the  Board of  Trustees,  or an  appropriate officer as  determined  by the Board of Trustees,  shall  allocate  such General
Assets to,  between or among any one or more of the Series in such manner and on such  basis as the Board of  Trustees,  in its sole  discretion,  deems fair and equitable,  and any General  Asset so allocated to a particular  Series shall be held with respect to that Series. Each such allocation by or under the direction of the Board of Trustees shall be conclusive  and binding upon the  Shareholders of all Series for all purposes.

     (b)  Liabilities  Held with  Respect to a Particular  Series or Class.  The assets of the Trust held with  respect to a  particular  Series shall be charged with the liabilities,  debts, obligations, costs, charges, reserves and expenses of the Trust incurred, contracted for or otherwise existing with respect to such
Series.  Such liabilities,  debts,  obligations,  costs,  charges,  reserves and expenses  incurred,  contracted  for or  otherwise  existing  with  respect to a particular  Series are herein referred to as "liabilities  held with respect to"
that Series. Any liabilities,  debts, obligations,  costs, charges, reserves and expenses of the Trust which are not readily  identifiable  as being  liabilities held with respect to any particular Series (collectively  "General Liabilities")
shall be  allocated  by the Board of  Trustees,  or an  appropriate  officer  as determined by the Board of Trustees,  to and among any one or more of the Series in such manner and on such basis as the Board of Trustees in its sole discretion deems fair and equitable.  Each allocation of liabilities,  debts,  obligations, costs, charges,  reserves and expenses by or under the direction of the Board of
Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.  All Persons who have extended credit that has been allocated to a particular  Series,  or who have a claim or contract that has been  allocated to any particular  Series,  shall look exclusively to the assets of that particular
Series for payment of such  credit,  claim,  or  contract.  In the absence of an express  contractual  agreement  so  limiting  the  claims  of  such  creditors, claimants and contract providers, each creditor,  claimant and contract provider shall be deemed nevertheless to have impliedly agreed to such limitation.

     Subject to the right of the Board of Trustees in its discretion to allocate
General Liabilities as provided herein, the debts, liabilities,  obligations and expenses  incurred,  contracted  for or  otherwise  existing  with  respect to a particular  Series,  whether  such Series is hereafter  authorized  and existing pursuant to this Declaration of Trust,  shall be enforceable  against the assets held with respect to that Series  only,  and not against the assets of any other
Series or the Trust  generally and none of the debts,  liabilities,  obligations and expenses incurred,  contracted for or otherwise existing with respect to the
Trust  generally or any other Series  thereof shall be  enforceable  against the assets  held  with  respect  to  such  Series.  Notice  of  this  limitation  on liabilities  between and among Series has been set forth in the  Certificate  of
Trust  filed in the Office of the  Secretary  of State of the State of  Delaware
pursuant to the DSTA, and having given such notice in the  Certificate of Trust, the statutory  provisions of Section 3804 of the DSTA relating to limitations on liabilities  between and among Series (and the  statutory  effect under  Section
3804 of setting forth such notice in the Certificate of Trust) are applicable to the Trust and each Series.

     Liabilities,  debts,  obligations,  costs,  charges,  reserves and expenses related to the distribution of, and other identified expenses that should or may properly be allocated to, the Shares of a particular Class may be charged to and borne solely by such Class. The bearing of expenses solely by a particular Class of Shares may be appropriately reflected (in a manner determined by the Board of
Trustees) and may affect the net asset value  attributable to, and the dividend,
repurchase  and   liquidation   rights  of,  such  Class.   Each  allocation  of
liabilities,  debts,  obligations,  costs, charges,  reserves and expenses by or under the  direction of the Board of Trustees  shall be  conclusive  and binding upon the  Shareholders  of all  Classes for all  purposes.  All Persons who have extended  credit that has been  allocated to a particular  Class,  or who have a claim or contract that has been allocated to any particular  Class,  shall look, and may be required by contract to look,  exclusively to that  particular  Class for payment of such credit, claim, or contract.

     (c) Dividends,  Distributions  and Repurchases.  Notwithstanding  any other provisions of this Declaration of Trust, including, without limitation,  Article
VI hereof,  no dividend  or  distribution  including,  without  limitation,  any distribution  paid upon  dissolution  of the Trust or of any Series with respect to, nor any  repurchase  of,  the  Shares of any Series or Class of such  Series shall be effected  by the Trust other than from the assets held with  respect to such Series,  nor, except as specifically  provided in Section 7 of this Article
III, shall any Shareholder of any particular  Series otherwise have any right or claim  against  the assets  held with  respect to any other  Series or the Trust generally  except,  in the case of a right or claim against the assets held with respect to any other  Series,  to the extent  that such  Shareholder  has such a right or claim  hereunder as a Shareholder  of such other  Series.  The Board of
Trustees shall have full  discretion,  to the extent not  inconsistent  with the
1940 Act, to determine which items shall be treated as income and which items as capital;  and each such  determination  and  allocation  shall be conclusive and binding upon the Shareholders.

     (d) Voting. All Shares of the Trust entitled to vote on a matter shall vote in the  aggregate  without  differentiation  between the Shares of the  separate
Series, if any, or separate  Classes,  if any; provided that (i) with respect to any matter that affects only the interests of some but not all Series, then only the Shares of such affected Series, voting separately, shall be entitled to vote on the matter,  (ii) with respect to any matter that affects only the  interests of some but not all  Classes,  then only the  Shares of such  affected  Classes, voting  separately,  shall  be  entitled  to  vote  on  the  matter;  and  (iii)
notwithstanding  the foregoing,  with respect to any matter as to which the 1940
Act or other  applicable  law or  regulation  requires  voting,  by Series or by
Class,  then the  Shares of the Trust  shall vote as  prescribed  in such law or regulation.

     (e) Equality.  Each Share of any  particular  Series shall be equal to each other Share of such Series (subject to the rights and  preferences  with respect to separate Classes of such Series).

     (f) Fractions.  A fractional Share of a Series shall carry  proportionately all the rights and obligations of a whole Share of such Series, including rights with respect to voting,  receipt of dividends and distributions,  repurchases of
Shares and dissolution of the Trust or that Series.

     (g) Exchange  Privilege.  The Board of Trustees shall have the authority to provide  that the  holders  of  Shares  of any  Series  shall  have the right to exchange said Shares for Shares of one or more other Series in  accordance  with such requirements and procedures as may be established by the Board of Trustees, and in accordance with the 1940 Act.

     (h) Combination of Series or Classes.

          (i)  The Board of  Trustees  shall  have the  authority,  without  the approval,  vote or consent  of the  Shareholders  of any  Series, unless  otherwise  required  by  applicable  law,  to combine the assets  and  liabilities  held  with  respect  to any two or more
               Series into assets and liabilities  held with respect to a single
               Series;  provided  that upon  completion of such  combination  of
               Series, the interest of each Shareholder,  in the combined assets and  liabilities  held with respect to the combined  Series shall equal the interest of each such  Shareholder  in the aggregate of the assets and  liabilities  held with respect to the Series that were combined.

          (ii) The Board of  Trustees  shall  have the  authority,  without  the approval,  vote or consent of the  Shareholders  of any Series or
               Class,  unless otherwise  required by applicable law, to combine, merge or otherwise  consolidate the Shares of two or more Classes of Shares of a Series with  and/or into a single  Class of Shares of such Series, with such designation,  preference, conversion or other rights,  voting  powers,  restrictions,  limitations  as to dividends, qualifications, terms and conditions of repurchase and other  characteristics  as the Trustees may determine;  provided, however,  that the Trustees  shall provide  written notice to the affected Shareholders of any such transaction.

          (iii) The  transactions in (i) and (ii) above may be effected  through
               share-for-share   exchanges,   transfers   or  sales  of  assets,
               Shareholder in-kind  repurchases and purchases,  exchange offers, or any other method approved by the Trustees.

     (i)  Dissolution or Termination.  Any particular  Series shall be dissolved upon the  occurrence of the applicable  dissolution  events set forth in Article
VIII,  Section 2 hereof.  Upon dissolution of a particular  Series, the Trustees shall wind up the  affairs  of such  Series in  accordance  with  Article  VIII,
Section 2 hereof and  thereafter,  rescind  the  establishment  and  designation thereof.  The Board of Trustees shall terminate any particular Class and rescind the  establishment and designation  thereof:  (i) upon approval by a majority of votes cast at a meeting of the Shareholders of such Class,  provided a quorum of
Shareholders of such Class are present, or by action of the Shareholders of such
Class by written consent without a meeting  pursuant to Article V, Section 3; or
(ii) at the discretion of the Board of Trustees either (A) at any time there are no Shares  outstanding  of such Class,  or (B) upon prior written  notice to the
Shareholders of such Class;  provided,  however, that upon the rescission of the establishment  and  designation  of any particular  Series,  every Class of such
Series  shall  thereby  be  terminated  and its  establishment  and  designation rescinded.  Each  resolution  of the Board of Trustees  pursuant to this Section
6(i) shall be incorporated herein by reference upon adoption.

     Section 7. Indemnification of Shareholders. No shareholder as such shall be subject to any personal  liability  whatsoever to any Person in connection  with
Trust  Property  or the  acts,  obligations  or  affairs  of the  Trust.  If any
Shareholder or former  Shareholder  shall be exposed to liability,  charged with liability,  or held personally  liable,  for any obligations or liability of the
Trust, by reason of a claim or demand  relating  exclusively to his or her being or having  been a  Shareholder  of the Trust or a  Shareholder  of a  particular
Series thereof, and not because of such Shareholder's actions or omissions, such
Shareholder or former  Shareholder (or, in the case of a natural person,  his or her heirs, executors,  administrators, or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor)
shall be entitled to be held harmless from and  indemnified out of the assets of the  Trust or out of the  assets  of such  Series  thereof,  as the case may be, against all loss and expense,  including  without  limitation,  attorneys' fees, arising from such claim or demand;  provided,  however, such indemnity shall not cover (i) any taxes due or paid by reason of such Shareholder's ownership of any
Shares  and (ii)  expenses  charged to a  Shareholder  pursuant  to Article  IV,
Section 5 hereof.

                       ARTICLE IV. THE BOARD OF TRUSTEES

     Section 1. Number, Election, Term, Removal and Resignation.

     (a) The  initial  Board of  Trustees  shall be  comprised  of the  Trustees entering into this  Declaration  of Trust on the date first written  above,  who shall hold  office  until the  initial  holder of a Share  executes a consent in writing  to elect a Board of  Trustees  that  holds  office in  accordance  with paragraph (c) of this Section 1. The initial Trustees shall (i) execute and file or cause to be filed the  Certificate  of Trust with the office of the Secretary of State of the State of Delaware and (ii) adopt the By-Laws. In accordance with
Section 3801 of the DSTA,  each  Trustee  shall become a Trustee and be bound by this  Declaration  of  Trust  and  the  By-Laws  when  such  Person  signs  this
Declaration of Trust as a trustee and/or is duly elected or appointed, qualified and serving on the Board of Trustees in accordance  with the  provisions  hereof and the By-Laws,  so long as such signatory or other Person  continues in office in accordance with the terms hereof.

     (b) The number of Trustees constituting the entire Board of Trustees may be fixed from time to time by the vote of a majority of the then Board of Trustees;
provided,  however,  that the number of Trustees  shall in no event be less than one (1) nor more than fifteen (15).  The number of Trustees shall not be reduced so as to shorten the term of any Trustee then in office.

     (c) Each  Trustee  shall hold office for the lifetime of the Trust or until such Trustee's  earlier  death,  resignation,  removal,  retirement or inability otherwise  to serve,  or, until the  election  and  qualification  of his or her successor  elected  at a meeting  of  Shareholders  called  for the  purpose  of electing Trustees or pursuant to a consent of Shareholders, in lieu of a meeting of Shareholders, for the election of Trustees.

     (d) Any of the Trustees may be removed, with or without cause, by the Board of Trustees, by action of a majority of the Trustees then in office.

     (e) Any  Trustee  may  resign at any time by giving  written  notice to the secretary  of  the  Trust  or to a  meeting  of  the  Board  of  Trustees.  Such resignation shall be effective upon receipt, unless specified to be effective at some later time.

     (f) Any  vacancy  on Board of  Trustees  may be filled in  accordance  with
Article III, Section 1 of the By-Laws.

     Section 2.  Trustee  Action by Written  Consent  Without a Meeting.  To the
extent not inconsistent with the provisions of the 1940 Act, any action that may be taken at any meeting of the Board of Trustees or any committee thereof may be taken  without  a meeting  and  without  prior  written  notice if a consent  or consents in writing  setting forth the action so taken is signed by the Trustees having not less than the  minimum  number of votes that  would be  necessary  to authorize or take that action at a meeting at which all Trustees on the Board of
Trustees or any committee  thereof,  as the case may be, were present and voted.
Written consents of the Trustees may be executed in one or more counterparts.  A consent  transmitted by electronic  transmission  (as defined in Section 3806 of the DSTA) by a Trustee  shall be deemed to be written and signed for purposes of this Section.  All such consents  shall be filed with the secretary of the Trust and shall be maintained in the Trust's records.

     Section 3. Powers; Other Business Interests; Quorum and Required Vote.

     (a) Powers.  Subject to the provisions of this  Declaration  of Trust,  the business of the Trust  (including  every Series  thereof) shall be managed by or under the direction of the Board of Trustees,  and such Board of Trustees  shall have all powers  necessary or convenient to carry out that  responsibility.  The
Board of Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and  instruments  that it may consider necessary or appropriate in connection with the operation and  administration of the Trust (including  every Series thereof).  The Board of Trustees shall not be bound or limited by present or future laws or customs with regard to investments by  trustees  or  fiduciaries,  but,  subject  to the other  provisions  of this
Declaration  of Trust and the By-Laws,  shall have full  authority  and absolute power and control over the assets and the business of the Trust (including every
Series  thereof)  to the same  extent as if the Board of  Trustees  was the sole owner of such assets and business in its own right,  including  such  authority, power and control to do all acts and things as it, in its sole discretion, shall deem proper to  accomplish  the  purposes of this Trust.  Without  limiting  the foregoing,  the Board of Trustees may,  subject to the  requisite  vote for such actions as set forth in this  Declaration  of Trust and the  By-Laws:  (1) adopt
By-Laws not  inconsistent  with applicable law or this Declaration of Trust; (2)
amend,  restate and repeal such By-Laws,  subject to and in accordance  with the provisions  of such  By-Laws;  (3) fill  vacancies  on the Board of  Trustees in accordance with this Declaration of Trust and the By-Laws;  (4) elect and remove such officers and appoint and terminate such agents as it considers appropriate, in accordance with this Declaration of Trust and the By-Laws;  (5) establish and terminate  one or more  committees  of the  Board of  Trustees  pursuant  to the
By-Laws; (6) place Trust Property in custody as required by the 1940 Act, employ one or more  custodians of the Trust Property and authorize  such  custodians to employ sub-custodians and to place all or any part of such Trust Property with a custodian or a custodial  system meeting the  requirements  of the 1940 Act; (7)
retain a transfer  agent,  dividend  disbursing  agent, a shareholder  servicing agent or  administrative  services  agent,  or any  number  thereof or any other service  provider  as deemed  appropriate;  (8)  provide  for the  issuance  and distribution of shares of beneficial  interest in the Trust or other  securities or financial instruments directly or through one or more Principal  Underwriters or otherwise;  (9) retain one or more  Investment  Adviser(s);  (10)  repurchase
Shares on behalf of the Trust and transfer  Shares  pursuant to applicable  law;
(11) set record  dates for the  determination  of  Shareholders  with respect to various  matters,  in the  manner  provided  in  Article  V,  Section  4 of this
Declaration  of Trust;  (12)  declare and pay  dividends  and  distributions  to
Shareholders  from the Trust Property,  in accordance  with this  Declaration of
Trust and the By-Laws;  (13) establish,  designate and redesignate  from time to time, in accordance  with the provisions of Article III,  Section 6 hereof,  any
Series or Class of the Trust or of a Series;  (14) hire  personnel  as staff for the Board of Trustees or, for those Trustees who are not  Interested  Persons of the  Trust,  the  Investment  Adviser,  or the  Principal  Underwriter,  set the
compensation  to be paid by the  Trust  to such  personnel,  exercise  exclusive supervision of such personnel,  and remove one or more of such personnel, at the discretion of the Board of Trustees;  (15) retain special counsel, other experts and/or  consultants  for the Board of Trustees,  for those  Trustees who are not
Interested  Persons of the  Trust,  the  Investment  Adviser,  or the  Principal
Underwriter,  and/or for one or more of the committees of the Board of Trustees, set the  compensation  to be paid by the Trust to such  special  counsel,  other experts  and/or  consultants,  and remove one or more of such  special  counsel, other experts  and/or  consultants,  at the discretion of the Board of Trustees;
(16)  engage in and  prosecute,  defend,  compromise,  abandon,  or  adjust,  by arbitration,  or otherwise, any actions, suits, proceedings,  disputes,  claims, and demands  relating to the Trust, and out of the assets of the Trust to pay or to satisfy any debts,  claims or  expenses  incurred  in  connection  therewith, including those of litigation, and such power shall include, without limitation, the power of the Trustees, or any appropriate committee thereof, in the exercise of their or its good faith  business  judgment,  to dismiss  any  action,  suit, proceeding,  dispute, claim or demand,  derivative or otherwise,  brought by any person,  including  a  shareholder  in its own name or in the name of the Trust, whether  or not the  Trust  or any of the  Trustees  may be  named  individually therein or the subject  matter  arises by reason of business for or on behalf of the Trust; and (17) in general delegate such authority as it considers desirable to any Trustee or officer of the Trust,  to any  committee of the Trust,  to any agent  or  employee  of  the  Trust  or to  any  custodian,  transfer,  dividend disbursing,  shareholder  servicing  agent,  Principal  Underwriter,  Investment
Adviser, or other service provider.

     The  powers of the Board of  Trustees  set forth in this  Section  3(a) are without prejudice to any other powers of the Board of Trustees set forth in this
Declaration  of Trust and the By-Laws.  Any  determination  as to what is in the best interests of the Trust or any Series or Class thereof and its  Shareholders made by the Board of Trustees in good faith shall be  conclusive.  In construing the provisions of this Declaration of Trust,  the presumption  shall be in favor of a grant of power to the Board of Trustees.

     (b) Other Business  Interests.  The Trustees shall devote to the affairs of the Trust (including every Series thereof) such time as may be necessary for the proper  performance of their duties hereunder,  but neither the Trustees nor the officers,  directors,  shareholders,  partners or employees of the Trustees,  if any,  shall be expected  to devote  their full time to the  performance  of such duties. The Trustees, or any Affiliate,  shareholder, officer, director, partner or  employee  thereof,  or any  Person  owning  a legal or  beneficial  interest therein, may engage in, or possess an interest in, any business or venture other
than  the  Trust  or  any  Series  thereof,   of  any  nature  and  description,
independently  or with or for the  account  of others.  None of the  Trust,  any
Series thereof or any  Shareholder  shall have the right to participate or share in such  other  business  or  venture  or any  profit  or  compensation  derived therefrom.

     (c) Quorum and Required  Vote. At all meetings of the Board of Trustees,  a majority of the Board of Trustees  then in office  shall be present in person in order to constitute a quorum for the transaction of business. A meeting at which a quorum is initially present may continue to transact business  notwithstanding the departure of Trustees  from the meeting,  if any action taken is approved by at least a majority of the required quorum for that meeting.  Subject to Article
III, Sections 1 and 6 of the By-Laws and except as otherwise  provided herein or required by applicable law, the vote of not less than a majority of the Trustees present at a meeting at which a quorum is present  shall be the act of the Board of Trustees.

     Section 4. Payment of Expenses by the Trust.  Subject to the  provisions of
Article III, Section 6 hereof,  an authorized  officer of the Trust shall pay or cause to be paid out of the  principal or income of the Trust or any  particular
Series or Class  thereof,  or partly out of the  principal and partly out of the income of the Trust or any  particular  Series or Class  thereof,  and charge or allocate the same to, between or among such one or more of the Series or Classes that may be established or designated pursuant to Article III, Section 6 hereof, as such officer deems fair, all expenses,  fees, charges,  taxes and liabilities incurred by or arising in connection  with the  maintenance  or operation of the
Trust  or a  particular  Series  or Class  thereof,  or in  connection  with the management thereof,  including,  but not limited to, the Trustees'  compensation and such expenses,  fees,  charges,  taxes and  liabilities  associated with the services of the Trust's officers,  employees,  Investment Adviser(s),  Principal
Underwriter,  auditors,  counsel,  custodian,  sub-custodian,   transfer  agent,
dividend disbursing agent, shareholder servicing agent, and such other agents or independent  contractors  and such  other  expenses,  fees,  charges,  taxes and liabilities as the Board of Trustees may deem necessary or proper to incur.

     Section 5. Payment of Expenses by Shareholders. The Board of Trustees shall have the power,  as frequently as it may determine,  to cause any Shareholder to pay  directly,  in advance or arrears,  an amount fixed from time to time by the
Board of  Trustees  or an  officer  of the  Trust  for  charges  of the  Trust's custodian or transfer,  dividend  disbursing,  shareholder  servicing or similar agent which are not  customarily  charged  generally to the Trust, a Series or a
Class, where such services are provided to such Shareholder individually, rather than to all Shareholders collectively,  by setting off such amount due from such
Shareholder   from  the  amount  of  (i)  declared   but  unpaid   dividends  or
distributions owed such Shareholder, or (ii) proceeds from the repurchase by the
Trust of Shares from such Shareholder pursuant to Article VI hereof.

     Section 6.  Ownership  of Trust  Property.  Legal title to all of the Trust
Property  shall at all times be vested in the  Trust,  except  that the Board of
Trustees  shall have the power to cause legal title to any Trust  Property to be held by or in the name of any Person as  nominee,  on such terms as the Board of
Trustees may determine, in accordance with applicable law.

     Section 7. Service Contracts.

     (a) Subject to this Declaration of Trust, the By-Laws and the 1940 Act, the
Board of Trustees may, at any time and from time to time, contract for exclusive or nonexclusive  investment  advisory or investment  management services for the
Trust or for any Series  thereof with any  corporation,  trust,  association  or other organization,  including any Affiliate;  and any such contract may contain such other  terms as the Board of  Trustees  may  determine,  including  without limitation,  delegation of authority to the Investment Adviser to determine from time to time  without  prior  consultation  with  the  Board  of  Trustees  what securities  and other  instruments  or property  shall be purchased or otherwise acquired, owned, held, invested or reinvested in, sold, exchanged,  transferred, mortgaged,  pledged,  assigned,  negotiated, or otherwise dealt with or disposed of, and what portion, if any, of the Trust Property shall be held uninvested and to make changes in the Trust's or a particular Series' investments, or to engage in such other activities, including administrative services, as may specifically be delegated to such party.

     (b) The  Board of  Trustees  may  also,  at any time and from time to time, contract with any Person, including any Affiliate,  appointing it or them as the exclusive or nonexclusive placement agent,  distributor or Principal Underwriter for the Shares of beneficial  interest of the Trust or one or more of the Series or Classes  thereof,  or for other  securities  or financial  instruments  to be issued by the Trust, or appointing it or them to act as the administrator,  fund accountant or accounting agent,  custodian,  transfer agent, dividend disbursing agent  and/or  shareholder  servicing  agent for the Trust or one or more of the
Series or Classes thereof.

     (c) The Board of Trustees is further  empowered,  at any time and from time to time, to contract with any Persons, including any Affiliates, to provide such other  services  to the  Trust  or one or more of its  Series,  as the  Board of
Trustees  determines to be in the best  interests of the Trust,  such Series and its Shareholders.

     (d) None of the following facts or circumstances  shall affect the validity of any of  the  contracts  provided  for in  this  Article  IV,  Section  7,  or disqualify  any  Shareholder,  Trustee,  employee  or  officer of the Trust from voting upon or executing the same, or create any liability or  accountability to
the  Trust,  any  Series  thereof  or  the   Shareholders,   provided  that  the
establishment of and performance of each such contract is permissible  under the
1940 Act, and provided  further that such Person is authorized to vote upon such contract under the 1940 Act:

          (i)  the fact that any of the  Shareholders,  Trustees,  employees  or officers  of  the  Trust  is a  shareholder,  director,  officer, partner, trustee,  employee,  manager, Adviser,  placement agent,
               Principal Underwriter,  distributor,  or Affiliate or agent of or for any  Person,  or for any parent or  Affiliate  of any Person, with  which any type of  service  contract  provided  for in this
               Article IV,  Section 7 may have been or may hereafter be made, or that any such Person,  or any parent or Affiliate  thereof,  is a
               Shareholder or has an interest in the Trust, or

          (ii) the fact that any Person with which any type of service  contract provided for in this  Article IV,  Section 7 may have been or may hereafter  be made also has such a service  contract  with one or more other Persons, or has other business or interests.

     (e) Every contract referred to in this Section 7 is required to comply with this Declaration of Trust,  the By-Laws,  the 1940 Act, other applicable law and any stipulation by resolution of the Board of Trustees.

              ARTICLE V. SHAREHOLDERS' VOTING POWERS AND MEETINGS

     Section 1. Voting Powers. Subject to the provisions of Article III, Section
6 hereof, the Shareholders shall have the power to vote only (i) on such matters required  by this  Declaration  of  Trust,  the  By-Laws,  the 1940  Act,  other applicable  law and any  registration  statement  of the  Trust  filed  with the
Commission,  the  registration  of which is  effective;  and (ii) on such  other matters as the Board of Trustees may consider necessary or desirable. Subject to
Article III hereof, the Shareholder of record (as of the record date established pursuant to Section 4 of this  Article V) of each Share shall be entitled to one vote for each full  Share,  and a  fractional  vote for each  fractional  Share.
Shareholders  shall not be  entitled  to  cumulative  voting in the  election of
Trustees or on any other matter.

     Section 2. Quorum and Required Vote.

     (a) A majority of the Shares entitled to vote at a  Shareholders'  meeting, which are present in person or represented by proxy,  shall  constitute a quorum at the  Shareholders'  meeting,  except  when a larger  quorum  is  required  by applicable law or the  requirements  of any securities  exchange on which Shares are listed  for  trading,  in which  case such  quorum  shall  comply  with such requirements. When a separate vote by one or more Series or Classes is required, a majority  of the  Shares of each such  Series or Class  entitled  to vote at a
Shareholders'  meeting of such  Series or Class,  which are present in person or represented by proxy, shall constitute a quorum at the Shareholders'  meeting of such Series or Class,  except when a larger quorum is required by applicable law or the requirements of any securities exchange on which Shares of such Series or
Class are listed for  trading,  in which case such quorum shall comply with such requirements.

     (b) Subject to any provision of this Declaration of Trust, the By-Laws, the
1940 Act or other  applicable  law that  requires a different  vote:  (1) in all matters other than the election of Trustees, the affirmative "vote of a majority of the outstanding  voting securities" (as defined herein) of the Trust entitled to vote at a  Shareholders'  meeting at which a quorum is present,  shall be the act of the  Shareholders;  and (2) Trustees  shall be elected by not less than a plurality of the votes cast of the holders of Shares entitled to vote present in person or represented by proxy at a  Shareholders'  meeting at which a quorum is present.  Pursuant to Article III, Section 7(d) hereof, where a separate vote by
Series and, if applicable,  by Classes is required, the preceding sentence shall apply to such separate votes by Series and Classes.

     (c) Abstentions and broker  non-votes will be treated as votes present at a
Shareholders'  meeting;  abstentions and broker non-votes will not be treated as votes cast at such meeting. Abstentions and broker non-votes, therefore (i) will be included for purposes of  determining  whether a quorum is present;  and (ii)
will have no effect on proposals  that require a plurality for  approval,  or on proposals  requiring  an  affirmative  vote of a  majority  of  votes  cast  for approval.

     Section 3.  Shareholder  Action by Written Consent  Without a Meeting.  Any
action which may be taken at any meeting of Shareholders  may be taken without a meeting if a consent or consents in writing setting forth the action so taken is or are signed by the  holders of a majority  of the Shares  entitled  to vote on such action (or such different  proportion  thereof as shall be required by law, the  Declaration  of Trust or the By-Laws for approval of such action) and is or are  received  by the  secretary  of the  Trust  either:  (i) by the date set by resolution of the Board of Trustees for the shareholder vote on such action;  or
(ii) if no date is set by  resolution  of the  Board,  within 30 days  after the record date for such action as  determined  by  reference  to Article V, Section
4(b) hereof.  The written  consent for any such action may be executed in one or more counterparts,  each of which shall be deemed an original,  and all of which when taken together  shall  constitute  one and the same  instrument.  A consent transmitted by electronic transmission (as defined in the DSTA) by a Shareholder or by a Person or Persons authorized to act for a Shareholder shall be deemed to be written and signed for purposes of this Section.  All such consents  shall be filed with the  secretary  of the Trust and shall be  maintained  in the Trust's records.  Any Shareholder that has given a written consent or the  Shareholder's proxyholder or a personal  representative  of the  Shareholder or its respective proxyholder may revoke the consent by a writing received by the secretary of the
Trust either: (i) before the date set by resolution of the Board of Trustees for the shareholder vote on such action;  or (ii) if no date is set by resolution of the Board, within 30 days after the record date for such action as determined by reference to Article V, Section 4(b) hereof.

     Section 4. Record Dates.

     (a) For purposes of determining the Shareholders entitled to notice of, and to vote at, any meeting of Shareholders,  the Board of Trustees may fix a record date,  which  record date shall not  precede the date upon which the  resolution fixing the record  date is adopted by the Board of  Trustees,  and which  record date shall not be more than one hundred and twenty  (120) days nor less than ten
(10) days before the date of any such meeting.  A determination  of Shareholders of record  entitled to notice of or to vote at a meeting of  Shareholders  shall apply to any adjournment of the meeting;  provided,  however,  that the Board of
Trustees may fix a new record date for the adjourned meeting and shall fix a new record date for any meeting that is adjourned for more than sixty (60) days from the  date  set for  the  original  meeting.  For  purposes  of  determining  the
Shareholders  entitled  to vote on any action  without a  meeting,  the Board of
Trustees  may fix a record  date,  which  record date shall not precede the date upon which the  resolution  fixing  the  record  date is adopted by the Board of
Trustees,  and which  record  date shall not be more than thirty (30) days after the date upon which the  resolution  fixing  the  record  date is adopted by the
Board of Trustees.

     (b) If the Board of Trustees does not so fix a record date:

          (i)  the record date for determining  Shareholders  entitled to notice of,  and to vote at, a meeting  of  Shareholders  shall be at the close  of  business  on the day next  preceding  the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

          (ii) the record date for determining  Shareholders entitled to vote on
               any  action  by   consent   in  writing   without  a  meeting  of
               Shareholders,  (1) when no prior  action by the Board of Trustees has  been  taken,  shall  be the day on which  the  first  signed written  consent  setting  forth the action taken is delivered to the Trust,  or (2) when prior action of the Board of Trustees has been taken, shall be at the close of business on the day on which the Board of  Trustees  adopts the  resolution  taking such prior action.

     (c) For the purpose of  determining  the  Shareholders  of the Trust or any
Series or Class  thereof who are entitled to receive  payment of any dividend or of any other  distribution of assets of the Trust or any Series or Class thereof
(other than in connection with a dissolution of the Trust or a Series, a merger, consolidation,  conversion,  reorganization,  or any other transactions, in each case that is governed by Article VIII of the Declaration of Trust), the Board of
Trustees may:

          (i)  from time to time fix a record date,  which record date shall not precede the date upon which the resolution fixing the record date is  adopted,  and which  record date shall not be more than sixty
               (60) days before the date for the payment of such dividend and/or such other distribution;

          (ii) adopt  standing  resolutions  fixing  record  dates  and  related payment  dates at  periodic  intervals  of any  duration  for the payment of such dividend and/or such other distribution; and/or

          (iii) delegate to an appropriate  officer or officers of the Trust the determination  of such periodic  record and/or payment dates with respect to such dividend and/or such other distribution.

Nothing in this Section shall be construed as  precluding  the Board of Trustees from setting different record dates for different Series or Classes.

     Section  5.  Additional   Provisions.   The  By-Laws  may  include  further
provisions for Shareholders' votes, meetings and related matters.

                  ARTICLE VI. NET ASSET VALUE; DISTRIBUTIONS;
                             REPURCHASES; TRANSFERS

     Section 1. Determination of Net Asset Value, Net Income and Distributions.

     (a) Subject to Article III,  Section 6 hereof,  the Board of Trustees shall have the power to determine from time to time the offering price for authorized, but unissued,  Shares of beneficial interest of the Trust or any Series or Class thereof, respectively, that shall yield to the Trust or such Series or Class not less than the net asset value  thereof,  in addition to any amount of applicable sales charge to be paid to the Principal  Underwriter  or the selling  broker or dealer in connection with the sale of such Shares,  at which price the Shares of the Trust or such  Series or Class,  respectively,  shall be  offered  for sale, subject to any other requirements or limitations of the 1940 Act.

     (b) Subject to Article III,  Section 6 hereof,  the Board of Trustees  may, subject  to the 1940 Act,  prescribe  and shall set forth in the  By-Laws,  this
Declaration  of Trust or in a resolution of the Board of Trustees such bases and time for determining the net asset value per Share of the Trust or any Series or
Class  thereof,  or net  income  attributable  to the Shares of the Trust or any
Series  or Class  thereof  or the  declaration  and  payment  of  dividends  and distributions  on the Shares of the Trust or any Series or Class thereof,  as it may deem necessary or desirable,  and such dividends and  distributions may vary between  the Classes to reflect  differing  allocations  of the  expenses of the
Trust  between such Classes to such extent and for such purposes as the Trustees may deem appropriate.

     (c) The  Shareholders of the Trust or any Series or Class, if any, shall be entitled to receive dividends and distributions, when, if and as declared by the
Board of Trustees with respect  thereto,  provided that with respect to Classes, such  dividends and  distributions  shall comply with the 1940 Act. The right of
Shareholders to receive dividends or other  distributions on Shares of any Class may be set forth in a plan  adopted by the Board of Trustees  and  amended  from time to time  pursuant  to the 1940 Act.  No Share  shall have any  priority  or preference  over any other  Share of the Trust  with  respect  to  dividends  or distributions  paid in the  ordinary  course of business or  distributions  upon dissolution  of the Trust  made  pursuant  to  Article  VIII,  Section 1 hereof;
provided however, that

          (i)  if the Shares of the Trust are divided  into Series  thereof,  no
               Share  of  a  particular   Series  shall  have  any  priority  or
               preference  over any other Share of the same Series with  respect to dividends  or  distributions  paid in the  ordinary  course of business or  distributions  upon  dissolution  of the Trust or of such Series made pursuant to Article VIII, Section 1 hereof;

          (ii) if the Shares of the Trust are divided into Classes  thereof,  no
               Share of a particular Class shall have any priority or preference over any other Share of the same Class with  respect to dividends or  distributions  paid in the  ordinary  course of  business  or distributions  upon  dissolution  of the Trust made  pursuant  to
               Article VIII, Section 1 hereof; and

          (iii) if the Shares of a Series are divided into Classes  thereof,  no
               Share  of a  particular  Class  of such  Series  shall  have  any priority or preference  over any other Share of the same Class of such Series with respect to dividends  or  distributions  paid in the ordinary course of business or distributions upon dissolution of such Series made pursuant to Article VIII, Section 1 hereof.

All dividends and distributions  shall be made ratably among all Shareholders of the Trust, a particular Class of the Trust, a particular Series, or a particular
Class of a Series from the Trust  Property held with respect to the Trust,  such
Series or such  Class,  respectively,  according  to the number of Shares of the
Trust,  such  Series or such  Class held of record by such  Shareholders  on the record date for any dividend or distribution; provided however, that

          (iv) if the Shares of the Trust are divided into Series  thereof,  all dividends  and  distributions  from the Trust  Property  and,  if
               applicable,   held  with  respect  to  such   Series,   shall  be
               distributed  to each Series  thereof  according  to the net asset value computed for such Series and within such particular Series, shall be distributed  ratably to the  Shareholders of such Series according  to the number of Shares of such  Series held of record by such  Shareholders  on the  record  date for any  dividend  or distribution; and

          (v)  if the  Shares  of the  Trust or of a  Series  are  divided  into
               Classes thereof,  all dividends and distributions  from the Trust
               Property  and, if  applicable,  held with respect to the Trust or such Series, shall be distributed to each Class thereof according to the net asset  value  computed  for such Class and within such
               particular   Class,   shall  be   distributed   ratably   to  the
               Shareholders  of such Class  according to the number of Shares of such Class held of record by such Shareholders on the record date for any dividend or distribution.

Dividends and distributions may be paid in cash, in kind or in Shares.

     (d) Before  payment of any dividend there may be set aside out of any funds of the Trust, or the applicable Series thereof, available for dividends such sum or sums as the  Board  of  Trustees  may  from  time to  time,  in its  absolute discretion,  think  proper  as a  reserve  fund  to meet  contingencies,  or for equalizing dividends, or for repairing or maintaining any property of the Trust, or any Series thereof, or for such other lawful purpose as the Board of Trustees shall deem to be in the best interests of the Trust,  or the applicable  Series, as the case may be, and the Board of Trustees  may  abolish any such  reserve in the manner in which the reserve was created.

     Section 2. Repurchase of Shares With Shareholder Consent.

     (a) The Trust may  repurchase  Shares on the open  market or such Shares as are tendered by any Shareholder for repurchase pursuant to a repurchase offer or tender offer, if any, made by the Trust  periodically or from time to time, upon the presentation by the Shareholder of a proper  instrument of transfer together with a  request  directed  to the  Trust,  its  transfer  agent  or  other  duly authorized  agent,  that the Trust repurchase such Shares, or in accordance with such other  procedures  for repurchase as the Board of Trustees may from time to time  authorize;  and the  Trust  will pay  therefore  a price  that  meets  the requirements  of  Section  23 of the 1940 Act,  and the  rules  and  regulations adopted thereunder,  and that is in accordance with the terms of such repurchase offer, tender offer, this Declaration of Trust, the By-Laws and other applicable law. The obligations of the Trust set forth in this Section 2 are subject to the provision  that  such  obligations  may be  suspended  or  postponed  under  the circumstances  provided  in the  1940  Act or  other  applicable  law,  and such suspension  or  postponement  may  thereafter  be  terminated,  by the  Board of
Trustees, by the vote required under the 1940 Act or other applicable law.

     (b) The repurchase  price may in any case or cases be paid wholly or partly in kind if the Board of Trustees  determines  that such  payment is advisable in the interest of the Trust or the  applicable  Series.  Subject to the foregoing, the fair value,  selection and quantity of  securities or other  property of the
Trust  or the  applicable  Series  so  paid or  delivered  as all or part of the repurchase  price  shall be  determined  by or under  authority  of the Board of
Trustees.  Subject to applicable  law, the Trust or the applicable  Series shall not be liable for any delay of any  corporation or other Person in  transferring securities or other property selected for delivery as all or part of any payment in kind.

     Section 3.  Repurchase of Shares  Without  Shareholder  Consent.  The Trust
shall have the right at its option and at any time,  subject to the 1940 Act and other  applicable  law, to repurchase  Shares of any Shareholder at a price that meets  the  requirements  of  Section  23 of the 1940  Act,  and the  rules  and regulations adopted thereunder, and that is in accordance with the terms of this
Declaration of Trust, the By-Laws and other applicable law: (a) if at such time, such Shareholder owns Shares having an aggregate net asset value of less than an amount  determined from time to time by the Trustees;  or (b) to the extent that such Shareholder owns Shares equal to or in excess of a percentage of the Shares determined from time to time by the Trustees.

     Section 4. Transfer of Shares.  Shares shall be  transferable in accordance with the provisions of the By-Laws

     Section 5.  Redemptions.  The Shares of the Trust are not redeemable by the holders thereof.

       ARTICLE VII. LIMITATION OF LIABILITY AND INDEMNIFICATION OF AGENT

     Section 1. Limitation of Liability.

     (a) For the purpose of this Article, "Agent" means any Person who is or was a Trustee, officer, employee or other agent of the Trust or is or was serving at the  request of the Trust as a trustee,  director,  officer,  employee  or other agent of another foreign or domestic  corporation,  partnership,  joint venture, trust or  other  enterprise;  "Proceeding"  means  any  threatened,  pending  or completed  action or proceeding,  whether  civil,  criminal,  administrative  or investigative; and "Expenses" include without limitation attorneys' fees and any expenses of establishing a right to indemnification under this Article.

     (b) An Agent  shall be liable to the Trust and to any  Shareholder  for any act  or  omission  that  constitutes  a  bad  faith  violation  of  the  implied contractual  covenant  of good  faith and fair  dealing,  for such  Agent's  own willful  misfeasance,  bad faith,  gross negligence or reckless disregard of the duties involved in the conduct of such Agent (such conduct referred to herein as
"Disqualifying Conduct"), and for nothing else.

     (c) Subject to subsection  (b) of this Section 1 and to the fullest  extent that  limitations  on the  liability of Agents are  permitted  by the DSTA,  the
Agents shall not be  responsible  or liable in any event for any act or omission of any  other  Agent  of  the  Trust  or any  Investment  Adviser  or  Principal
Underwriter of the Trust.

     (d) No Agent,  when acting in its  respective  capacity  as such,  shall be personally  liable to any Person,  other than the Trust or a Shareholder  to the extent  provided  in  subsections  (b) and (c) of this  Section  1, for any act, omission or obligation of the Trust or any Trustee thereof.

     (e)  Each  Trustee,  officer  and  employee  of  the  Trust  shall,  in the performance  of his  or her  duties,  be  fully  and  completely  justified  and protected  with regard to any act or any failure to act resulting  from reliance in good faith upon the books of account or other  records of the Trust,  upon an opinion of counsel,  or upon reports made to the Trust by any of its officers or employees or by the Investment  Adviser,  the Principal  Underwriter,  any other
Agent, selected dealers, accountants, appraisers or other experts or consultants selected  with  reasonable  care by the  Trustees,  officers or employees of the
Trust,  regardless of whether such counsel or expert may also be a Trustee.  The officers  and  Trustees  may obtain the advice of counsel or other  experts with respect to the meaning and operation of this  Declaration of Trust, the By-Laws, applicable  law and their  respective  duties as officers or  Trustees.  No such officer or Trustee  shall be liable for any act or omission in  accordance  with such advice,  records and/or reports and no inference concerning liability shall arise from a failure to follow such advice, records and/or reports. The officers and Trustees shall not be required to give any bond hereunder, nor any surety if a bond is required by applicable law.

     (f) The failure to make timely  collection of dividends or interest,  or to take  timely  action with  respect to  entitlements,  on the Trust's  securities issued in  emerging  countries,  shall not be deemed to be  negligence  or other fault on the part of any Agent,  and no Agent shall have any  liability for such failure  or for  any  loss  or  damage  resulting  from  the  imposition  by any government of exchange control  restrictions which might affect the liquidity of the Trust's assets or from any war or political act of any foreign government to which such assets might be exposed, except, in the case of a Trustee or officer, for liability resulting from such Trustee's or officer's Disqualifying Conduct.

     (g) The limitation on liability contained in this Article applies to events occurring at the time a Person  serves as an Agent whether or not such Person is an Agent at the time of any Proceeding in which liability is asserted.

     (h) No amendment or repeal of this Article shall adversely affect any right or protection of an Agent that exists at the time of such amendment or repeal.

     Section 2. Indemnification.

     (a)  Indemnification  by Trust.  The Trust  shall  indemnify,  out of Trust
Property,  to the fullest extent  permitted under applicable law, any Person who was or is a party  or is  threatened  to be made a party  to any  Proceeding  by reason  of the fact that such  Person is or was an Agent of the  Trust,  against
Expenses,   judgments,   fines,  settlements  and  other  amounts  actually  and
reasonably  incurred in connection  with such Proceeding if such Person acted in good faith or in the case of a criminal  proceeding,  had no reasonable cause to believe  the  conduct  of such  Person  was  unlawful.  The  termination  of any
Proceeding by judgment, order, settlement, conviction or plea of nolo contendere or its equivalent  shall not of itself create a presumption  that the Person did not act in good faith or that the Person had  reasonable  cause to believe  that the Person's conduct was unlawful.

     (b)  Exclusion of  Indemnification.  Notwithstanding  any  provision to the contrary contained herein,  there shall be no right to  indemnification  for any liability arising by reason of the Agent's Disqualifying  Conduct. In respect of any claim,  issue or matter as to which that Person shall have been  adjudged to be  liable  in the  performance  of  that  Person's  duty  to the  Trust  or the
Shareholders, indemnification shall be made only to the extent that the court in which that action was brought shall  determine,  upon  application or otherwise, that in view of all the circumstances of the case, that Person was not liable by reason of that Person's Disqualifying Conduct.

     (c) Required Approval. Any indemnification under this Article shall be made by the  Trust  if  authorized  in the  specific  case  on a  determination  that indemnification  of the  Agent is  proper  in the  circumstances  by (i) a final decision on the merits by a court or other body before whom the  proceeding  was brought  that the Agent  was not  liable  by  reason  of  Disqualifying  Conduct
(including,  but not  limited  to,  dismissal  of  either a court  action  or an administrative proceeding against the Agent for insufficiency of evidence of any
Disqualifying  Conduct) or, (ii) in the absence of such a decision, a reasonable determination,  based upon a review of the facts,  that the Agent was not liable by reason of Disqualifying Conduct, by (1) the vote of a majority of a quorum of the  Trustees  who are not (x)  "interested  persons" of the Trust as defined in
Section 2(a)(19) of the 1940 Act, (y) parties to the proceeding,  or (z) parties who have any economic or other  interest in  connection  with such specific case
(the "disinterested,  non-party Trustees");  or (2) by independent legal counsel in a written opinion.

     (d) Advancement of Expenses. Expenses incurred by an Agent in defending any
Proceeding  may be advanced  by the Trust  before the final  disposition  of the
Proceeding  on receipt of an  undertaking  by or on behalf of the Agent to repay the amount of the advance if it shall be determined ultimately that the Agent is not entitled to be indemnified as authorized in this Article;  provided, that at least one of the following  conditions  for the  advancement of expenses is met:
(i) the Agent shall provide a security for his undertaking, (ii) the Trust shall be insured against losses arising by reason of any lawful  advances,  or (iii) a majority of a quorum of the  disinterested,  non-party Trustees of the Trust, or an independent legal counsel in a written opinion,  shall determine,  based on a review of readily  available  facts (as opposed to a full  trial-type  inquiry), that there is reason to believe that the Agent ultimately will be found entitled to indemnification.

     (e) Other  Contractual  Rights.  Nothing  contained in this  Article  shall affect any right to  indemnification  to which  Persons  other than Trustees and officers of the Trust or any  subsidiary  thereof may be entitled by contract or otherwise.

     (f)  Fiduciaries of Employee  Benefit Plan.  This Article does not apply to any Proceeding against any trustee,  investment manager or other fiduciary of an employee benefit plan in that Person's capacity as such, even though that Person may also be an Agent of the  Trust as  defined  in  Section  1 of this  Article.
Nothing  contained in this Article shall limit any right to  indemnification  to which such a trustee,  investment manager, or other fiduciary may be entitled by contract or  otherwise  which shall be  enforceable  to the extent  permitted by applicable law other than this Article.

     Section 3.  Insurance.  To the fullest extent  permitted by applicable law, the Board of Trustees shall have the authority to purchase with Trust  Property, insurance  for  liability  and for all Expenses  reasonably  incurred or paid or expected to be paid by an Agent in connection  with any Proceeding in which such
Agent becomes involved by virtue of such Agent's  actions,  or omissions to act, in its  capacity  or former  capacity  with the Trust,  whether or not the Trust would have the power to indemnify such Agent against such liability.

     Section 4. Derivative  Actions.  Subject to the  requirements  set forth in
Section 3816 of the DSTA, a Shareholder or  Shareholders  may bring a derivative action on behalf of the Trust only if the Shareholder or Shareholders first make a pre-suit  demand upon the Board of Trustees to bring the subject action unless an effort to cause the Board of  Trustees  to bring such  action is  excused.  A demand on the Board of Trustees shall only be excused if a majority of the Board of Trustees,  or a majority of any committee  established to consider the merits of such  action,  has a material  personal  financial  interest in the action at issue.  A Trustee  shall not be deemed  to have a  material  personal  financial interest in an action or otherwise be disqualified  from ruling on a Shareholder demand by virtue of the fact that such Trustee receives remuneration from his or her  service  on the Board of  Trustees  of the Trust or on the boards of one or more investment  companies with the same or an affiliated  investment adviser or underwriter.

                       ARTICLE VIII. CERTAIN TRANSACTIONS

     Section 1. Vote Required.

     (a) Notwithstanding any other provision of this Declaration of Trust to the contrary and subject to the  exceptions  provided in this Article VIII,  each of the  transactions  described in this  Article VIII (other than:  (i) a merger or consolidation in which the Trust is the surviving or resulting  statutory trust, and (ii)  transactions  with respect to a particular  Series)  shall require the approval of the Board of Trustees and the affirmative vote of the holders of not less than 75% of the Shares entitled to vote to approve, adopt or authorize such transaction  unless  such  action  has  been  previously  approved,  adopted  or authorized  by the  affirmative  vote of two  thirds  (66  2/3%) of the Board of
Trustees,  in which case the  Shareholder  vote set forth in Article V,  Section
2(b)(1) shall be required.

     (b) Notwithstanding any other provision of this Declaration of Trust to the contrary,  each of the transactions  described in this Article VIII with respect to a particular Series (other than a merger or consolidation in which the Series is the surviving or resulting Series) shall require the approval of the Board of
Trustees  and the  affirmative  vote of the  holders of not less than 75% of the
Shares of that  Series  entitled  to vote to approve,  adopt or  authorize  such transaction  unless such  transaction has been previously  approved,  adopted or authorized  by the  affirmative  vote of  two-thirds  (66  2/3%) of the Board of
Trustees,  in which case the "affirmative  vote of a majority of the outstanding voting securities" (as defined herein) of the particular Series entitled to vote at a Shareholders' meeting of such Series at which a quorum is present, shall be required.

     Section 2. Dissolution of Trust or Series.  The Trust and each Series shall have perpetual  existence,  except that the Trust (or a particular Series) shall be dissolved:

     (a) With respect to the Trust or a particular Series, only upon the vote of not less than eighty percent (80%) of the Trustees;

     (b) With respect to the Trust or a particular  Series,  upon the occurrence of a dissolution  or termination  event pursuant to any other  provision of this
Declaration of Trust or the DSTA; or

     (c) With respect to any Series,  upon any event that causes the dissolution of the Trust.

Upon dissolution of the Trust (or a particular  Series, as the case may be), the
Trustees shall (in  accordance  with Section 3808 of the DSTA) have the power to fulfill or  discharge  the  contracts  of the Trust,  collect its assets,  sell, convey, assign, exchange, merge where the Trust is not the survivor, transfer or otherwise  dispose of all or any part of the remaining  Trust Property to one or more  Persons at public or private sale for  consideration  which may consist in whole or in part in cash,  securities or other property of any kind, pay or make reasonable  provision to pay all claims and obligations of the Trust and/or each
Series (or the particular Series, as the case may be), including all contingent, conditional  or unmatured  claims and  obligations  known to the Trust,  and all claims and obligations  which are known to the Trust, but for which the identity of the  claimant  is  unknown;  provided,  however,  that any sale,  conveyance, assignment, exchange, merger in which the Trust is not the survivor, transfer or other disposition of all or substantially all of the Trust Property of the Trust shall require  approval of the principal terms of the transaction and the nature and  amount  of  the  consideration  by  both  the  Board  of  Trustees  and  by
Shareholders with not less than seventy-five percent (75%) of the Shares, unless eighty  percent  (80%)  of  the  Trustees  approved  such  principal  terms  and consideration,  in which case a vote of a  majority  of the  outstanding  voting securities shall be required.  If there are sufficient  assets held with respect to the Trust and/or each Series of the Trust (or the particular  Series,  as the case may be),  such  claims and  obligations  shall be paid in full and any such provisions for payment shall be made in full. If there are  insufficient  assets held  with  respect  to the  Trust  and/or  each  Series  of the  Trust  (or the particular  Series,  as the case may be), such claims and  obligations  shall be paid or  provided  for  according  to  their  priority  and,  among  claims  and obligations  of equal  priority,  ratably  to the  extent  of  assets  available therefor. Any remaining assets (including,  without limitation, cash, securities or any combination thereof) held with respect to the Trust and/or each Series of the Trust (or the particular Series, as the case may be) shall be distributed to the Shareholders of the Trust and/or each Series of the Trust (or the particular
Series,  as the case may be)  ratably  according  to the number of Shares of the
Trust and/or such Series thereof (or the particular  Series, as the case may be)
held of  record by the  several  Shareholders  on the date for such  dissolution distribution; provided, however, that if the Shares of a Series are divided into
Classes thereof,  any remaining assets  (including,  without  limitation,  cash, securities or any combination thereof) held with respect to such Series shall be distributed  to each  Class of such  Series  according  to the net  asset  value computed for such Class and within such particular  Class,  shall be distributed ratably to the  Shareholders  of such Class according to the number of Shares of such  Class  held of record  by the  several  Shareholders  on the date for such dissolution  distribution.  Upon the winding up of the Trust in accordance  with
Section 3808 of the DSTA and its termination, any one (1) Trustee shall execute, and cause to be filed,  a certificate  of  cancellation,  with the office of the
Secretary of State of the State of Delaware in accordance with the provisions of
Section 3810 of the DSTA.

     Section 3. Merger or Consolidation; Conversion; Reorganization.

     (a)  Merger  or  Consolidation.  Pursuant  to an  agreement  of  merger  or consolidation, the Board of Trustees may cause the Trust to merge or consolidate with or into one or more  statutory  trusts or  "other  business  entities"  (as defined in Section 3801 of the DSTA)  formed or organized or existing  under the laws of the State of  Delaware  or any other  state of the United  States or any foreign country or other foreign jurisdiction.  Any such merger or consolidation shall require  approval by vote of the Board of Trustees and Shareholders as set forth in Section 1 of this Article VIII; provided, however, that the vote of the
Shareholders of the Trust shall not be required if the Trust is the surviving or resulting  statutory  trust.  By reference to Section  3815(f) of the DSTA,  any agreement of merger or  consolidation  approved in accordance  with this Section
3(a) may,  without a Shareholder  vote,  unless  required by the 1940 Act or the requirements of any securities  exchange on which Shares are listed for trading, effect any amendment to this  Declaration  of Trust or the By-Laws or effect the adoption  of a new  governing  instrument  if  the  Trust  is the  surviving  or resulting statutory trust in the merger or consolidation, which amendment or new governing  instrument  shall be effective at the  effective  time or date of the merger or consolidation. In all respects not governed by the DSTA, the 1940 Act, other  applicable law or the  requirements  of any securities  exchange on which
Shares are listed for  trading,  the Board of  Trustees  shall have the power to prescribe additional  procedures necessary or appropriate to accomplish a merger or consolidation,  including the power to create one or more separate  statutory trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be  transferred  and to provide for the  conversion of Shares into beneficial interests in such separate statutory trust or trusts. Upon completion of the  merger or  consolidation,  if the Trust is the  surviving  or  resulting statutory  trust,  any one (1) Trustee shall  execute,  and cause to be filed, a certificate of merger or  consolidation  in accordance  with Section 3815 of the
DSTA.

     (b) Conversion. The Board of Trustees may cause (i) the Trust to convert to an "other  business  entity" (as defined in Section  3801 of the DSTA) formed or organized  under the laws of the State of  Delaware  as  permitted  pursuant  to
Section  3821 of the DSTA;  (ii) the  Shares  of the  Trust or any  Series to be
converted  into  beneficial  interests  in  another  statutory  trust (or series thereof)  created  pursuant to this Section 3 of this Article VIII, or (iii) the
Shares to be exchanged  under or pursuant to any state or federal statute to the extent  permitted by law. Any such  statutory  conversion,  Share  conversion or
Share exchange  shall require  approval by vote of the Board of Trustees and the
Shareholders of the Trust or the particular Series, as applicable,  as set forth in Section 1 of this Article VIII; provided,  however,  that in all respects not governed by the DSTA, the 1940 Act, other  applicable law or the requirements of any  securities  exchange on which Shares are listed for  trading,  the Board of
Trustees shall have the power to prescribe  additional  procedures  necessary or appropriate  to  accomplish a statutory  conversion,  Share  conversion or Share exchange, including the power to create one or more separate statutory trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be  transferred  and to provide for the conversion of Shares of the Trust or any Series thereof into beneficial interests in such separate statutory trust or trusts (or series thereof).

     (c)  Reorganization.  The  Board of  Trustees  may cause the Trust to sell, convey and transfer all or  substantially  all of the assets of the Trust ("sale of Trust assets") or all or substantially  all of the assets associated with any one or more Series ("sale of such Series' assets"), to another trust,  statutory trust, partnership,  limited partnership, limited liability company, corporation or other  association  organized  under the laws of any state, or to one or more separate  series thereof,  or to the Trust to be held as assets  associated with one or more other  Series of the Trust,  in exchange  for cash,  shares or other securities (including,  without limitation, in the case of a transfer to another
Series of the Trust, Shares of such other Series) with such sale, conveyance and transfer  either  (a)  being  made  subject  to, or with the  assumption  by the transferee  of, the  liabilities  associated  with the Trust or the  liabilities associated  with  the  Series  the  assets  of  which  are  so  transferred,  as applicable,  or (b) not being made  subject to, or not with the  assumption  of, such liabilities.  Any such sale, conveyance and transfer shall require approval by vote of the  Board  of  Trustees  and the  Shareholders  of the  Trust or the
particular  Series,  as  applicable,  as set forth in Section 1 of this  Article
VIII.  Following  such  sale of  Trust  assets,  the  Board  of  Trustees  shall distribute such cash, shares or other securities  ratably among the Shareholders of the Trust (giving due effect to the assets and  liabilities  associated  with and any other  differences  among the various Series the assets  associated with which  have  been so sold,  conveyed  and  transferred,  and due  effect  to the differences among the various Classes within each such Series). Following a sale of such Series' assets, the Board of Trustees shall distribute such cash, shares or other  securities  ratably among the  Shareholders of such Series (giving due effect to the differences among the various Classes within each such Series). If all of the assets of the Trust have been so sold, conveyed and transferred,  the
Trust shall be  dissolved.  In all respects  not governed by the DSTA,  the 1940
Act, other  applicable  law or the  requirements  of any securities  exchange on which Shares are listed for trading,  the Board of Trustees shall have the power to prescribe  additional  procedures necessary or appropriate to accomplish such sale,  conveyance  and  transfer,  including  the  power to  create  one or more separate  statutory trusts to which all or any part of the assets,  liabilities, profits  or  losses  of the  Trust may be  transferred  and to  provide  for the conversion of Shares into beneficial  interests in such separate statutory trust or trusts.

     Section 4.  Reclassification  of the Trust. The Board of Trustees may cause the Trust to be converted from a "closed-end  company" to an "open-end  company"
(as those terms are defined,  respectively,  in Sections  5(a)(2) and 5(a)(1) of the 1940 Act). Such reclassification of the Trust shall require approval by vote of a majority of the Trustees then in office  followed by the favorable  vote of the holders of not less than 75% of the Shares of each affected  class or series is required,  unless such amendment has been approved by 80% of the Trustees, in which case approval by a vote of a majority of the outstanding voting securities is required.

     Section 5. Principal Shareholder Transactions.

     (a)  Notwithstanding  any other provision of this  Declaration of Trust and subject to the exceptions  provided in paragraph (c) of this Section,  the types of transactions described in sub-paragraphs (i) through (iv) below shall require the  affirmative  vote or consent of a majority of the  Trustees  then in office followed by the  affirmative  vote of the holders of not less than  seventy-five percent (75%) of the Shares of each affected class or series outstanding, voting as  separate  classes or series,  when a  Principal  Shareholder  (as defined in paragraph (b) of this Section) is a party to the  transaction.  Such affirmative vote or consent  shall be in  addition  to the vote or consent of the holders of
Shares  otherwise  required  by law or by the  terms of any  class or  series of preferred stock, whether now or hereafter  authorized,  or any agreement between the Trust and any national securities exchange.

          (i)  The merger or consolidation of the Trust or any subsidiary of the
               Trust with or into any Principal Shareholder.

          (ii) The  issuance  of any  securities  of the Trust to any  Principal
               Shareholder  (as defined  below) for cash (other than pursuant to any automatic dividend reinvestment plan).

          (iii) The sale,  lease or exchange of all or any  substantial  part of the  assets of the  Trust to any  Principal  Shareholder  (except assets  having an  aggregate  fair market  value of less than two percent  (2%) of the total assets of the Trust,  aggregating  for the  purpose  of such  computation  all  assets  sold,  leased or
               exchanged  in  any  series  or  similar   transactions  within  a
               twelve-month period.)

          (iv) The sale,  lease,  or  exchange  to the  Trust or any  subsidiary thereof,  in exchange for securities of the Trust,  of any assets of any Principal  Shareholder  (except assets having an aggregate fair  market  value of less  than two  percent  (2%) of the total assets  of  the  Trust,  aggregating  for  the  purpose  of  such computation,  all assets sold,  leased or exchanged in any series of similar transactions within a twelve-month period).

     (b) For purposes of this Section 5, the term "Principal  Shareholder" shall mean any Person or group (within the meaning of Rule 13d-5 under the  Securities
Exchange  Act of 1934,  as amended  (the "1934  Act")),  that is the  beneficial owner, directly or indirectly, of five percent (5%) or more of the Shares of the
Trust and shall include any affiliate or associate, as such terms are defined in clause (2) below,  of a  Principal  Shareholder,  but shall not  include DMH (as defined in Article X, Section 5 below) or any affiliated  person of DMH. For the purposes  of this  Section  5,  in  addition  to the  Shares  which a  Principal
Shareholder  beneficially owns directly, a Principal Shareholder shall be deemed to be the beneficial owner of any Shares (1) which the Principal Shareholder has the right to acquire  pursuant to any  agreement or upon  exercise of conversion rights or warrants,  or otherwise or (2) which are beneficially owned,  directly or indirectly  (including Shares deemed owned through  application of clause (1)
above), by any other Person or group with which the Principal Shareholder or its
"affiliate"  or  "associate,"  as those terms are defined in Rule 12b-2,  or any successor  rule,  under  the  1934  Act,  has  any  agreement,  arrangement,  or understanding  for the purpose of acquiring,  holding,  voting,  or disposing of
Shares,  or which is its "affiliate" or "associate" as so defined.  For purposes of this  Section  5,  calculation  of the total  Shares  of the Trust  shall not include Shares deemed owned through application of clause (1) above.

     (c) The  provisions  of this Section  shall not be applicable to (i) any of the transactions  described in paragraphs (a)(i) through (a)(iv) of this Section if eighty  percent  (80%) of the Trustees  shall by  resolution  have approved a memorandum of understanding with such Principal  Shareholder with respect to and substantially consistent with such transaction, in which case approval by a vote of a majority of the  outstanding  voting  securities  shall be the only vote of
Shareholders  required by this Section,  or (ii) any such  transaction  with any entity of which a majority of the  outstanding  shares of all classes and series of a stock  normally  entitled to vote in  elections  of  directors  is owned of record or beneficially by the Trust and its subsidiaries

     (d) The Board of Trustees  shall have the power and duty to  determine  for the purposes of this Section 5, on the basis of  information  known to the Trust whether (i) a Person or group beneficially owns five percent (5%) or more of the
Shares,  (ii) a  corporation,  person or entity is an "affiliate" or "associate"
(as defined above) of another,  and (iii) the assets being acquired or leased by or to the Trust have an aggregate fair market value of less than 2% of the total assets  of the  Trust  (as  defined  above).  Any  such  determination  shall be conclusive  and  binding for all  purposes  of this  Section 5 in the absence of manifest error.

     Section 6. Master Feeder Structure. If permitted by the 1940 Act, the Board of Trustees,  by vote of a majority of the Trustees,  may cause the Trust or any one or more Series to convert to a master feeder structure (a structure in which a feeder  fund  invests all of its assets in a master  fund,  rather than making investments  in securities  directly) and thereby cause  existing  Series of the
Trust to either  become  feeders in a master fund,  or to become master funds in which other funds are feeders;  provided however, the Trust obtains the approval of  Shareholders  holding at least a majority of the Trust's Shares present at a meeting of Shareholders at which a quorum is present.

     Section 7. Absence of Appraisal or Dissenters' Rights. No Shareholder shall be  entitled,  as a matter of right,  to relief as a dissenting  Shareholder  in respect of any proposal or action involving the Trust or any Series or any Class thereof.

                             ARTICLE IX. AMENDMENTS

     Section 1. Amendments Generally.  Subject to the provisions of Section 3(a)
of Article VIII and Section 2 of this Article IX, this  Declaration of Trust may be restated  and/or amended at any time, by an instrument in writing,  by action of the Board of Trustees,  without approval of the Shareholders,  including, but not  limited to,  amendments  to divide the Shares of the Trust into one or more
Classes,  or one or more Series of any such Class or Classes,  to determine  the rights, powers, preferences, limitations and restrictions of any Class or Series of Shares,  or to change the name of the Trust or any Class or Series of Shares.
The  Certificate  of Trust shall be restated  and/or  amended at any time by the
Board of  Trustees,  without  Shareholder  approval,  to correct any  inaccuracy contained  therein.  Any such restatement and/or amendment of the Certificate of
Trust  shall be  executed  by at least one (1)  Trustee  and shall be  effective immediately  upon its filing  with the office of the  Secretary  of State of the
State of Delaware or upon such future date as may be stated therein.

     Section 2. Special Amendments.  Notwithstanding any other provision of this
Declaration  of Trust or the  By-Laws,  the  amendment  or repeal of Article IV,
Sections 1, 2 and 3, Article V, Article VII, Article VIII and this Article IX of this  Declaration  of Trust shall  require the approval of the Board of Trustees and the affirmative  vote of holders of at least  seventy-five  percent (75%) of the Shares of each  affected  Class or Series  outstanding,  voting as  separate
Classes or Series,  unless such  amendment has been  approved by eighty  percent
(80%) of the Trustees, in which case the approval by a vote of a majority of the outstanding voting securities shall be required.

                            ARTICLE X. MISCELLANEOUS

     Section 1. References; Headings; Counterparts. In this Declaration of Trust and in any  restatement  hereof  and/or  amendment  hereto,  references  to this instrument,  and all  expressions  of similar  effect to "herein,"  "hereof" and
"hereunder,"  shall be deemed to refer to this  instrument as so restated and/or amended.  Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning,  construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural;  and the neuter,  masculine and feminine genders shall include each other, as applicable. Any references herein to specific sections of the DSTA,  the Code or the 1940 Act shall refer to such sections as amended from time to time or any successor sections thereof.  This instrument may be executed in any number of counterparts, each of which shall be deemed an original.

     Section 2. Applicable  Law. This  Declaration of Trust is created under and is to be governed by and construed and administered according to the laws of the
State of Delaware and the  applicable  provisions  of the 1940 Act and the Code.
The Trust shall be a Delaware  statutory trust pursuant to the DSTA, and without limiting  the  provisions  hereof,  the Trust may  exercise all powers which are ordinarily exercised by such a statutory trust.

     Section 3. Provisions in Conflict with Law or Regulations.

     (a) The provisions of this  Declaration of Trust are severable,  and if the
Board of Trustees shall determine,  with the advice of counsel, that any of such provisions is in conflict  with the 1940 Act, the Code,  the DSTA, or with other applicable laws and regulations,  the conflicting  provision shall be deemed not to have  constituted a part of this Declaration of Trust from the time when such provisions became inconsistent with such laws or regulations; provided, however, that such determination shall not affect any of the remaining provisions of this
Declaration  of Trust or render  invalid or improper any action taken or omitted prior to such determination.

     (b) If any provision of this  Declaration of Trust shall be held invalid or unenforceable in any  jurisdiction,  such invalidity or  unenforceability  shall attach only to such provision in such  jurisdiction  and shall not in any manner affect such provision in any other  jurisdiction  or any other provision of this
Declaration of Trust in any jurisdiction.

     Section 4.  Statutory  Trust Only.  It is the  intention of the Trustees to create hereby a statutory  trust pursuant to the DSTA, and thereby to create the relationship  of trustee and  beneficial  owners  within the meaning of the DSTA between,  respectively,  the  Trustees  and  each  Shareholder.  It is  not  the intention  of the Trustees to create a general or limited  partnership,  limited liability company, joint stock association,  corporation,  bailment, or any form of legal relationship other than a statutory trust pursuant to the DSTA. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by  themselves  or with the  Trustees,  partners  or  members  of a joint  stock association.

     Section 5. Use of the Names  "Delaware  Group" and "Delaware  Investments".
The Trust expressly agrees and acknowledges  that the names "Delaware Group" and
"Delaware  Investments" are the sole property of Delaware  Management  Holdings,
Inc.  ("DMH"),  and, with respect to such names,  that similar names are used by funds  in the  investment  business  which  are  affiliated  with  DMH.  DMH has consented to the use by the Trust of the identifying  words "Delaware Group" and
"Delaware  Investments"  and has granted to the Trust a nonexclusive  license to use the names "Delaware Group" and "Delaware Investments" as part of the name of the Trust and the name of any  Series of  Shares.  The Trust  further  expressly agrees and  acknowledges  that the  non-exclusive  license granted herein may be terminated  by DMH if the Trust ceases to use an Affiliate of DMH as  Investment
Adviser or Delaware Distributors,  L.P. ("DDLP") as Principal Underwriter (or to
use other  Affiliates or successors of DMH and DDLP for such purposes).  In such event,  the  non-exclusive  license granted herein may be revoked by DMH and the
Trust shall cease using the names "Delaware Group" and "Delaware Investments" as part of its name or the name of any Series of Shares, unless otherwise consented to by DMH or any successor to its interests in such names.

     The Trust  further  understands  and agrees  that so long as DMH and/or its advisory  Affiliates shall continue to serve as the Trust's Investment  Adviser, other mutual funds as may be sponsored or advised by DMH or its Affiliates shall have the right  permanently  to adopt and to use the words  "Delaware"  in their names and in the names of any Series or class of Shares of such funds.

     IN WITNESS WHEREOF,  the Trustees of Delaware  Enhanced Global Dividend and
Income  Fund  named  below do hereby  make and enter  into  this  Agreement  and
Declaration of Trust as of the date first written above.

/s/Patrick P. Coyne
Patrick P. Coyne, Trustee